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                                                                    EXHIBIT 10.3

                          UNITED COMMUNITY BANKS, INC.
                       2000 KEY EMPLOYEE STOCK OPTION PLAN

                        RESTRICTED STOCK AWARD AGREEMENT
                               (EXECUTIVE OFFICER)

      THIS AGREEMENT, made and entered into as of this ___ day of ______, ____, by and between United Community Banks, Inc., a Georgia corporation (the "Company"), and __________________ ("Grantee").

                          W I T N E S S E T H  T H A T:

      WHEREAS, the Company maintains the United Community Banks, Inc. 2000 Key Employee Stock Option Plan (the "Plan"), and Grantee has been selected by the Committee to receive a Restricted Stock Award under the Plan;

      NOW, THEREFORE, IT IS AGREED, by and between the Company and Grantee, as follows:

      1.    AWARDS OF RESTRICTED STOCK

      1.1 The Company hereby grants to Grantee an award of ______ Shares of restricted stock ("Restricted Stock"), subject to, and in accordance with, the restrictions, terms, and conditions set forth in this Agreement. The grant date of this award of Restricted Stock is _______, _______ (the "Grant Date").

      1.2 This Agreement (including any appendices) shall be construed in accordance with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

      2.    VESTING AND TERMINATION OF EMPLOYMENT

      2.1 Vesting. Subject to Sections 2.3, 2.4, and 2.5 below, if the Grantee remains employed by the Company, the Restricted Stock shall vest as follows (each date on which Shares of Restricted Stock vest is hereinafter referred to as a "Vesting Date"):

Number of Shares            Vesting Date
----------------          ----------------



Except as otherwise provided below, on the Vesting Date, Grantee shall own the Vested Shares of Restricted Stock free and clear of all restrictions imposed by this Agreement (except those

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imposed by Section 3.4 below). The Company shall transfer the Vested Shares of
Restricted Stock to an unrestricted account in the name of the Grantee as soon as practical after the Vesting Date. For purposes of this Agreement, employment with a Subsidiary of the Company or service as a member of the Board of Directors of the Company shall be considered employment with the Company.

      2.2 Termination for Cause. If the Company terminates Grantee's employment for Cause (as defined in the Plan), all unvested Shares of Restricted Stock granted to Grantee shall be forfeited immediately as of the date of termination of employment.

      2.3 Termination Without Cause or For Good Reason.

            (1) If Grantee's employment with the Company and any Subsidiary is terminated involuntarily by the Company without Cause (as defined in the Plan) or is terminated by Grantee for Good Reason (as defined in subsection (2) below), the unvested Shares of Restricted Stock shall continue to vest in accordance with the original vesting schedule set forth in Section 2.1 above (just as if Grantee had remained employed). In the event of Grantee's death after a termination covered by this Section 2.3, the unvested Shares of Restricted Stock shall continue to vest as if Grantee had lived and upon vesting, vested Shares shall be transferred to Grantee's surviving spouse or, if none, to his estate.

            (2) For purposes of this Agreement, a Good Reason for Termination by Grantee of Grantee's employment shall mean the occurrence (without the Grantee's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraphs (i), (iii), or (iv) below, such act or failure to act is corrected prior to Grantee's date of termination:

            (i) a material reduction in Grantee's responsibilities at the Company; or

            (ii) the required relocation of Grantee's employment to a location outside of the market area of the Company; or

            (iii) a material reduction in the levels of coverage of Grantee under the Company's director and officer liability insurance policy or indemnification commitments; or

            (iv) a substantial reduction in Grantee's base salary, a material reduction in his incentive compensation or the taking of any action by the Company which would, directly or indirectly, materially reduce any of the benefits provided to Grantee under any of the Company's pension, deferred compensation, life insurance, medical, health and accident or disability plans in which Grantee is participating.

            Grantee's right to terminate employment for Good Reason shall not be affected by Grantee's incapacity due to physical or mental illness, except for a Disability as defined in the

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Plan. Grantee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

            2.4 Termination of Employment Due to Retirement from the Company. If Grantee's employment with the Company is terminated due to Retirement (as defined in the Plan), all unvested Shares of Restricted Stock shall continue to vest in accordance with the vesting schedule set forth in Section 2.1 above (just as if Grantee had remained employed). In the event of Grantee's death after Retirement, the unvested Shares of Restricted Stock shall continue to vest as if Grantee had lived and upon vesting, vested Shares shall be transferred to Grantee's surviving spouse or, if none, to his estate.

            2.5 Termination of Employment Due to Death. If Grantee's employment is terminated by the Company as a result of death, all unvested Shares of Restricted Stock shall immediately vest, and the vested Shares shall be transferred to Grantee's surviving spouse or, if none, to his estate.

            2.6 Termination of Employment for Other Reasons. If Grantee voluntarily terminates his or her employment (except for Good Reason or upon Retirement) all outstanding unvested Shares of Restricted Stock shall immediately be forfeited as of the date of termination of employment.

            2.7 Nontransferability. The Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date Grantee becomes vested in the Restricted Stock.

      3.    STOCK; DIVIDENDS; VOTING

      3.1 The Restricted Stock shall be registered on the Company's books in the name of Grantee as of the respective Grant Date for such Shares of Restricted Stock. The Company may issue stock certificates or evidence Grantee's interest by using a book entry account. Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Shares are vested in accordance with Section 2. The Company reserves the right to place a legend on such stock certificate(s) restricting the transferability of such certificates and referring to the terms and conditions (including forfeiture) of this Agreement and the Plan.

      3.2 During the period the Restricted Stock is not vested, Grantee shall be entitled to receive dividends or similar distributions declared on such Restricted Stock and Grantee shall be entitled to vote such Restricted Stock.

      3.3 In the event of a Change in Capitalization, the number and class of Shares or other securities that Grantee shall be entitled to, and shall hold, pursuant to this Agreement shall be appropriately adjusted or changed to reflect the Change in Capitalization, provided that any such additional Shares or additional or different shares or securities shall remain subject to the restrictions in this Agreement.

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      3.4 Grantee represents and warrants that he is acquiring the Restricted
Stock for investment purposes only, and not with a view to distribution thereof. Grantee is aware that the Restricted Stock may not be registered under the federal or any state securities laws and that in that event, in addition to the other restrictions on the Shares, they will not be able to be transferred unless an exemption from registration is available or the Shares are registered. By making this award of Restricted Stock, the Company is not undertaking any obligation to register the Restricted Stock under any federal or state securities laws.

      4.    NO RIGHT TO CONTINUED EMPLOYMENT

            Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon Grantee any right with respect to continuance of employment by the Company or a Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Subsidiary to terminate Grantee's employment at any time.

      5.    TAXES AND WITHHOLDING

            Grantee shall be responsible for all federal, state, and local income taxes payable with respect to this award of Restricted Stock and dividends paid on unvested Restricted Stock. Grantee shall have the right to make such elections under the Internal Revenue Code of 1986, as amended, as are available in connection with this award of Restricted Stock. The Company and Grantee agree to report the value of the Restricted Stock in a consistent manner for federal income tax purposes. The Company shall have the right to retain and withhold from any payment of Restricted Stock or cash the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to Grantee an amount equal to such taxes required to be withheld or withhold and cancel (in whole or in part) a number of Shares of Restricted Stock having a market value not less than the amount of such taxes.

      6.    GRANTEE BOUND BY THE PLAN

            Grantee hereby acknowledges receipt of a copy of the Plan and the prospectus for the Plan, and agrees to be bound by all the terms and provisions thereof.

      7.    MODIFICATION OF AGREEMENT

            This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

      8.    SEVERABILITY

            Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this

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Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

      9.    GOVERNING LAW

            The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the state of Georgia without giving effect to the conflicts of laws principles thereof.

      10.   SUCCESSORS IN INTEREST

            This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, whether by merger, consolidation, reorganization, sale of assets, or otherwise. This Agreement shall inure to the benefit of Grantee's legal representatives. All obligations imposed upon Grantee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon Grantee's heirs, executors, administrators, and successors.

      11.   RESOLUTION OF DISPUTES

            Any dispute or disagreement which may arise under, or as a result of, or in any way relate to the interpretation, construction, or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding, and conclusive on Grantee and the Company for all purposes.

      12.   PRONOUNS; INCLUDING

            Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural. Wherever used in this Agreement, the term "including" means "including, without limitation."

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

UNITED COMMUNITY BANKS, INC.            GRANTEE:

By:                                     By:
    ----------------------                  -----------------------------
     Jimmy C. Tallent, President &
     Chief Executive Officer

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